Exhibit 99.1

Beverly National Corporation Press Release

FOR IMMEDIATE RELEASE	Contact:	Michael Gilles
978-720-1226

BEVERLY NATIONAL CORPORATION

ANNOUNCES FILING OF PRELIMINARY PROXY MATERIAL IN CONNECTION

WITH ANTICIPATED PARTICIPATION IN CAPITAL PURCHASE PROGRAM

(Beverly, MA) January 12, 2009—Don Fournier, President and Chief Executive Officer of Beverly National Corporation (NYSE Alternext US “BNV”) (the “Company”), announced that the Company has filed preliminary proxy soliciting material with the Securities and Exchange Commission.

The preliminary proxy soliciting material is with respect to a Special Meeting of Shareholders to be held to approve an amendment to the Company’s Articles of Organization to eliminate the preemptive rights of shareholders to acquire additional shares of Common Stock. This action is undertaken because the Company has received preliminary approval from the U.S. Treasury to participate in the Treasury’s Capital Purchase Program in the amount of Ten Million, Six Hundred Thousand Dollars ($10,600,000). If the Company participates in the Capital Purchase Program, it will issue to the Treasury Preferred Stock and Warrants to purchase Common Stock. If the Company participates in the Capital Purchase Program in the amount of $10,600,000, the Warrants will entitle the holder to purchase approximately 91,643 shares of Common Stock at an estimated exercise price of $17.35 per share. Under the Company’s Articles of Organization, current holders of the Common Stock would have the preemptive right to acquire shares of Common Stock upon the exercise of the Warrants. The Treasury has conditioned the Company’s participation in the Capital Purchase Program upon the elimination of the preemptive rights with respect to the exercise of the Warrants.

In order to participate in the Capital Purchase Program, the Company will seek the approval of shareholders at the Special Meeting to eliminate preemptive rights from the Articles of Organization.

The date of the Special Meeting and the record date for the determination of shareholders entitled to vote at the Special Meeting have not been set by the Company’s Board of Directors.

There can be no assurance that the Company will participate in the Capital Purchase Program or if it does, the amount of its participation. The terms of participation in the Capital Purchase Program and of any securities to be issued may be viewed at www.treasury.gov/initiatives/eesa.

This press release is not a request to execute or not execute, or to revoke, a proxy. Shareholders are advised to read the proxy statement when it becomes available because it will contain important information. The preliminary proxy statement is available for free at the Securities and Exchange Commission’s website at www.sec.gov and the definitive proxy statement will also be available for free at the same website. The Company will also provide a copy of the definitive proxy statement for free when it is available upon written request to Paul J. Germano, Secretary of the Corporation, at 240 Cabot Street, Beverly, Massachusetts 01915.

* Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions made using information currently available to management. Because these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company’s quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements.

Beverly National Bank, a subsidiary of Beverly National Corporation, is headquartered in Beverly, MA and operates full-service branch offices in Downtown Beverly, Cummings Center–Beverly, North Beverly, Danvers, Hamilton, Manchester-by-the-Sea, Salem and Topsfield. The Bank offers a full array of consumer products and services including full electronic banking, financial planning, trust and investment services and business specialties. Incorporated in 1802, Beverly National Bank is the oldest community bank in the United States. The Bank’s deposits are insured by the FDIC in accordance with the Federal Deposit Insurance Act.

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